UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) was held on May 23, 2012. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected the director nominee for a three-year term, (2) adopted, on an advisory basis, the resolution approving the Company’s 2011 executive compensation, (3) approved the Citi Trends 2012 Incentive Plan, and (4) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

The voting results were as follows:

(1) The election of one (1) director:

Board of Directors Nominee	For	Withheld	Broker Non-Votes
Patricia M. Luzier	11,056,408	2,117,363	950,976

(2) A proposal to approve, on an advisory basis, the Company’s 2011 executive compensation:

For	Against	Abstain	Broker Non-Votes
11,747,048	1,027,264	399,459	950,976

(3) A proposal to approve the Citi Trends 2012 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
11,937,916	853,149	382,706	950,976

(4) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012:

For	Against	Abstain
14,103,191	19,595	1,961

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: May 29, 2012
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer